LifeVantage Announces Financial Results for the
First Quarter of Fiscal 2023

Salt Lake City, UT, November 2, 2022, LifeVantage Corporation (Nasdaq: LFVN) today reported financial results for its first fiscal quarter ended September 30, 2022.
First Quarter Fiscal 2023 Summary*:
•Revenue of $51.8 million, a decrease of 2.7% from the prior year period. Excluding the negative impact of foreign currency fluctuations, first quarter revenue was up approximately 2.3%;
•Revenue in the Americas decreased 0.2%. Revenue in the United States increased 1.1%. Revenue in Asia/Pacific & Europe decreased 8.2%. Excluding the negative impact of foreign currency fluctuations, first quarter revenue in Asia/Pacific & Europe increased approximately 7.4%;
•Total active accounts declined 6.7% from the prior year period to 153,000, reflecting a decline of 7.8% in the Americas and a 4.1% decline in Asia/Pacific & Europe;
•Net income per diluted share were $0.05, versus $0.25 per diluted share a year ago;
•Adjusted earnings per diluted share were $0.06, versus $0.23 a year ago;
•Adjusted EBITDA of $2.8 million, compared to $5.8 million a year ago; and
•Strong balance sheet with $17.6 million of cash and no debt.
* All comparisons are on a year over year basis and compare the first quarter of fiscal 2023 to the first quarter of fiscal 2022, unless otherwise noted.
“Results in the first quarter demonstrated continued momentum across our strategic initiatives around innovation and engagement,” said Steve Fife, President and Chief Executive Officer of LifeVantage. “The number of active independent distributors was up 1.6% on a year-over-year basis driven by an 18% increase in Asia/Pacific & Europe and revenue versus the prior year period was up 2.3% on a constant currency basis. Sales of the new Collagen product we launched in June far exceeded our initial expectations and the recent expansion of our flagship product Protandim NAD to Japan, Australia and New Zealand should help to propel growth in these key markets. At our global convention in October, energy levels remained very high and sharper messaging around our core focus on optimizing health and evolving possibilities continues to resonate well with distributors. Profitability is also poised to improve as we recently implemented a price increase that will serve to alleviate margin pressures stemming from inflationary factors. While the macroeconomic environment remains challenging, we are off to a solid start in fiscal 2023, making steady progress on transforming LifeVantage into a more dynamic, customer-centric organization that delivers consistent, sustainable growth and increases value for shareholders.”
First Quarter Fiscal 2023 Results
For the first fiscal quarter ended September 30, 2022, the Company reported revenue of $51.8 million, a 2.7% decrease over the first quarter of fiscal 2022. Excluding the negative impact of foreign currency fluctuations, first quarter revenue was up 2.3%. Revenue in the Americas region for the first quarter of fiscal 2023 decreased 0.2%, which includes a 1.1% increase in the United States. Revenue in the Asia/Pacific & Europe region decreased 8.2% compared to the prior year period. On a constant currency basis, revenue in Asia/Pacific & Europe increased 7.4% for the three months ended September 30, 2022 as compared to the prior year period.
Gross profit for the first quarter of fiscal 2023 was $41.8 million, or 80.8% of revenue, compared to $43.8 million, or 82.3% of revenue, for the same period in fiscal 2022. The decline in gross profit margin was primarily driven by elevated shipping expenses and other inflationary factors, as well as shifts in geographic and product sales mix.
Commissions and incentives expense for the first quarter of fiscal 2023 was $23.8 million, or 46.0% of revenue, compared to $24.1 million, or 45.3% of revenue, for the same period in fiscal 2022. The increase in commissions and incentives expense as a percentage of revenue is due mainly to the timing and magnitude of various promotional and incentive programs.
Selling, general and administrative (SG&A) expense for the first quarter of fiscal 2023 was $16.7 million, or 32.3% of revenue, compared to $15.1 million, or 28.3% of revenue, for the same period in fiscal 2022. Adjusted for nonrecurring expenses, which are detailed in the GAAP to non-GAAP reconciliation tables included at the end of this press release, adjusted non-GAAP SG&A expenses for the first quarter of fiscal 2023 were $16.6 million, or 32.1% of revenue, compared to adjusted non-GAAP SG&A expenses for the first quarter of fiscal 2022 of $15.3 million, or 28.8% of revenue. The increase in adjusted non-GAAP SG&A expense was primarily attributable to increased event related costs and travel expenses as restrictions related to the COVID-19 pandemic have begun to subside outside of the US market, as well as increased expenses associated with legal fees, endorsement agreements, product testing and personnel compared to the prior year period.
Operating income for the first quarter of fiscal 2023 was $1.3 million compared to $4.6 million for the first quarter of fiscal 2022. Accounting for non-GAAP adjustments noted previously, adjusted non-GAAP operating income for the first quarter of fiscal 2023 was $1.4 million compared to $4.4 million for the first quarter of fiscal 2022.
Net income for the first quarter of fiscal 2023 was $0.6 million, or $0.05 per diluted share, which compares to net income of $3.3 million, or $0.25 per diluted share for the first quarter of fiscal 2022. Accounting for non-GAAP adjustments noted previously, net of tax, adjusted non-GAAP net income for the first quarter of fiscal 2023 was $0.7 million, or $0.06 per diluted share, compared to $3.1 million, or $0.23 per diluted share for the first quarter of fiscal 2022.
Adjusted EBITDA was $2.8 million for the first quarter of fiscal 2023, versus $5.8 million for the comparable period in fiscal 2022.
Balance Sheet & Liquidity
The Company used $1.3 million of cash from operations during the first three months of fiscal 2023 compared to generating $0.5 million in the same period in fiscal 2022. Cash and cash equivalents at September 30, 2022 were $17.6 million, compared to $20.2 million at June 30, 2022, and there was no debt outstanding.
Dividend Announcement
Today the Company announced the declaration of a cash dividend of $0.03 per common share. The dividend will be paid on December 15, 2022 to all stockholders of record at the close of business on December 1, 2022.
Fiscal Year 2023 Guidance
The Company continues to expect to generate revenue in the range of $200 million to $212 million in fiscal year 2023 and adjusted EBITDA of $12 million to $14 million, with adjusted earnings per share in the range of $0.27 to $0.39, which assumes a full year tax rate of approximately 26%. This guidance reflects the current trends in the business. The Company's guidance for adjusted non-GAAP EBITDA and adjusted non-GAAP earnings per diluted share excludes any non-operating or non-recurring expenses that may materialize during fiscal 2023. The Company is not providing guidance for GAAP earnings per diluted share for fiscal 2023 due to the potential occurrence of one or more non-operating, one-time expenses, which the Company does not believe it can reliably predict.
Conference Call Information
The Company will hold an investor conference call today at 2:30 p.m. MST (4:30 p.m. EST). Investors interested in participating in the live call can dial (855) 327-6837 from the U.S. International callers can dial (631) 891-4304. A telephone replay will be available approximately two hours after the call concludes and will be available through Thursday, November 9, 2022, by dialing (844) 512-2921 from the U.S. and entering confirmation code 10020245, or (412) 317-6671 from international locations, and entering confirmation code 10020245.
There will also be a simultaneous, live webcast available on the Investor Relations section of the Company's web site at http://investor.lifevantage.com/events-and-presentations or directly at https://viavid.webcasts.com/starthere.jsp?ei=1570196&tp_key=df30a03ea7.The webcast will be archived for approximately 30 days.

About LifeVantage Corporation
LifeVantage Corporation (Nasdaq: LFVN) is a pioneer in nutrigenomics, the study of how nutrition and naturally occurring compounds affect human genes to support good health. The Company engages in the identification, research, development, formulation and sale of advanced nutrigenomic activators, dietary supplements, nootropics, pre- and pro-biotics, weight management, skin and hair care, bath & body, and targeted relief products. The Company’s line of scientifically-validated dietary supplements includes its flagship Protandim® family of products, LifeVantage® Omega+™, ProBio™, IC Bright®, and Daily Wellness™ dietary supplements, the TrueScience® line of skin, hair, bath & body, and targeted relief products. The Company also markets and sells Petandim®, its companion pet supplement formulated to combat oxidative stress in dogs, Axio® its nootropic energy drink mixes, and PhysIQ™, its smart weight management system. LifeVantage was founded in 2003 and is headquartered in Lehi, Utah. For more information, visit www.lifevantage.com.
Cautionary Note Regarding Forward Looking Statements
This document contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words and expressions reflecting optimism, satisfaction or disappointment with current prospects, as well as words such as "believe," "will," "hopes," "intends," "estimates," "expects," "projects," "plans," "anticipates," "look forward to," "goal," “may be,” and variations thereof, identify forward-looking statements, but their absence does not mean that a statement is not forward-looking. The declaration and/or payment of a dividend during any quarter provides no assurance as to future dividends, and the timing and amount of future dividends, if any, could vary significantly in comparison both to past dividends and to current expectations. Examples of forward-looking statements include, but are not limited to, statements we make regarding executing against and the benefits of our key initiatives, future growth, including geographic and product expansion, the impact of COVID-19 on our business, expected financial performance, and expected dividend payments in future quarters. Such forward-looking statements are not guarantees of performance and the Company's actual results could differ materially from those contained in such statements. These forward-looking statements are based on the Company's current expectations and beliefs concerning future events affecting the Company and involve known and unknown risks and uncertainties that may cause the Company's actual results or outcomes to be materially different from those anticipated and discussed herein. These risks and uncertainties include, among others, further deterioration to the global economic and operating environments as a result of future COVID-19 developments, as well as those discussed in greater detail in the Company's Annual Report on Form 10-K and the Company's Quarterly Report on Form 10-Q under the caption "Risk Factors," and in other documents filed by the Company from time to time with the Securities and Exchange Commission. The Company cautions investors not to place undue reliance on the forward-looking statements contained in this document. All forward-looking statements are based on information currently available to the Company on the date hereof, and the Company undertakes no obligation to revise or update these forward-looking statements to reflect events or circumstances after the date of this document, except as required by law.
About Non-GAAP Financial Measures
We define Non-GAAP EBITDA as earnings before interest expense, income taxes, depreciation and amortization and Non-GAAP Adjusted EBITDA as earnings before interest expense, income taxes, depreciation and amortization, stock compensation expense, other income, net, and certain other adjustments. Non-GAAP EBITDA and Non-GAAP Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. We define Non-GAAP Net Income as GAAP net income less certain tax adjusted non-recurring one-time expenses incurred during the period and Non-GAAP Earnings per Share as Non-GAAP Net Income divided by weighted-average shares outstanding.
We are presenting Non-GAAP EBITDA, Non-GAAP Adjusted EBITDA, Non-GAAP Net Income and Non-GAAP Earnings Per Share because management believes that they provide additional ways to view our operations when considered with both our GAAP results and the reconciliation to net income, which we believe provides a more complete understanding of our business than could be obtained absent this disclosure. Non-GAAP EBITDA, Non-GAAP Adjusted EBITDA, Non-GAAP Net Income and Non-GAAP Earnings Per Share are presented solely as supplemental disclosure because: (i) we believe these measures are a useful tool for investors to assess the operating performance of the business without the effect of these items; (ii) we believe that investors will find this data useful in assessing shareholder value; and (iii) we use Non-GAAP EBITDA, Non-GAAP Adjusted EBITDA, Non-GAAP Net Income and Non-GAAP Earnings Per Share internally as benchmarks to evaluate our operating performance or compare our performance to that of our competitors. The use of Non-GAAP EBITDA, Non-GAAP Adjusted EBITDA, Non-GAAP Net Income and Non-GAAP Earnings per Share has limitations and you should not consider these measures in isolation from or as an alternative to the relevant GAAP measure of net income prepared in accordance with GAAP, or as a measure of profitability or liquidity.
The tables set forth below present reconciliations of Non-GAAP EBITDA, Non-GAAP Adjusted EBITDA, Non-GAAP Net Income and Non-GAAP Earnings per Share, which are non-GAAP financial measures to Net Income and Earnings per Share, our most directly comparable financial measures presented in accordance with GAAP.
Investor Relations Contacts:
Reed Anderson, ICR
(646) 277-1260
reed.anderson@icrinc.com

LIFEVANTAGE CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands, except per share data)	September 30, 2022	June 30, 2022
ASSETS
Current assets
Cash and cash equivalents	$17,619	$20,190
Accounts receivable	1,916	3,338
Income tax receivable	—	1,752
Inventory, net	18,636	16,472
Prepaid expenses and other	4,752	5,205
Total current assets	42,923	46,957

Property and equipment, net	9,403	9,500
Right-of-use assets	10,410	11,040
Intangible assets, net	554	587
Deferred income tax asset	3,044	1,289
Other long-term assets	1,266	1,333
TOTAL ASSETS	$67,600	$70,706

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$7,846	$7,462
Commissions payable	7,367	7,285
Income tax payable	107	453
Lease liabilities	2,397	2,601
Other accrued expenses	5,052	7,927
Total current liabilities	22,769	25,728

Long-term lease liabilities	12,642	13,154
Other long-term liabilities	299	308
Total liabilities	35,710	39,190
Commitments and contingencies
Stockholders' equity
Preferred stock — par value $0.0001 per share, 5,000 shares authorized, no shares issued or outstanding	—	—
Common stock — par value $0.0001 per share, 40,000 shares authorized and 12,560 and 12,493 issued and outstanding as of September 30, 2022 and June 30, 2022, respectively	1	1
Additional paid-in capital	131,726	131,075
Accumulated deficit	(98,204)	(98,437)
Accumulated other comprehensive loss	(1,633)	(1,123)
Total stockholders’ equity	31,890	31,516
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$67,600	$70,706

LIFEVANTAGE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended September 30,
(In thousands, except per share data)	2022	2021
Revenue, net	$51,774	$53,224
Cost of sales	9,942	9,431
Gross profit	41,832	43,793

Operating expenses:
Commissions and incentives	23,813	24,105
Selling, general and administrative	16,729	15,076
Total operating expenses	40,542	39,181
Operating income	1,290	4,612

Other expense:
Interest expense, net	—	(3)
Other expense, net	(438)	(177)
Total other expense	(438)	(180)
Income before income taxes	852	4,432
Income tax expense	(242)	(1,116)
Net income	$610	$3,316
Net income per share:
Basic	$0.05	$0.25
Diluted	$0.05	$0.25
Weighted-average shares outstanding:
Basic	12,457	13,394
Diluted	12,495	13,469

LIFEVANTAGE CORPORATION AND SUBSIDIARIES

	Revenue by Region
	(Unaudited)

	Three Months Ended September 30,
(In thousands)	2022		2021
Americas	$36,369	70%	$36,449	68%
Asia/Pacific & Europe	15,405	30%	16,775	32%
Total	$51,774	100%	$53,224	100%

	Active Accounts
	(Unaudited)

	As of September 30,
	2022		2021		Change from Prior Year	Percent Change
Active Independent Distributors (1)
Americas	37,000	59%	40,000	65%	(3,000)	(7.5)%
Asia/Pacific & Europe	26,000	41%	22,000	35%	4,000	18%
Total Active Independent Distributors	63,000	100%	62,000	100%	1,000	1.6%

Active Customers (2)
Americas	69,000	77%	75,000	74%	(6,000)	(8.0)%
Asia/Pacific & Europe	21,000	23%	27,000	26%	(6,000)	(22.2)%
Total Active Customers	90,000	100%	102,000	100%	(12,000)	(11.8)%

Active Accounts (3)
Americas	106,000	69%	115,000	70%	(9,000)	(7.8)%
Asia/Pacific & Europe	47,000	31%	49,000	30%	(2,000)	(4.1)%
Total Active Accounts	153,000	100%	164,000	100%	(11,000)	(6.7)%

(1) Active Independent Distributors have purchased product in the prior three months for retail or personal consumption.
(2) Active Customers have purchased product in the prior three months for personal consumption only.
(3) Total Active Accounts is the sum of Active Independent Distributor accounts and Active Customer accounts.

LIFEVANTAGE CORPORATION AND SUBSIDIARIES
Reconciliation of GAAP Net Income to Non-GAAP EBITDA and Non-GAAP Adjusted EBITDA
(Unaudited)

	Three Months Ended September 30,
(In thousands)	2022	2021
GAAP Net income	$610	$3,316
Interest Expense	—	3
Provision for income taxes	242	1,116
Depreciation and amortization	841	793
Non-GAAP EBITDA:	1,693	5,228
Adjustments:
Stock compensation expense	602	645
Other expense, net	438	177
Other adjustments(1)	89	(249)
Total adjustments	1,129	573
Non-GAAP Adjusted EBITDA	$2,822	$5,801

(1) Other adjustments breakout:
Class-action lawsuit expenses, net of recoveries	89	(249)
Total adjustments	$89	$(249)

LIFEVANTAGE CORPORATION AND SUBSIDIARIES
Reconciliation of GAAP Net Income to Non-GAAP Net Income and Non-GAAP Adjusted EPS
(Unaudited)

	Three Months Ended September 30,
(In thousands)	2022	2021
GAAP Net income	$610	$3,316
Adjustments:
Class-action lawsuit expenses, net of recoveries	89	(249)
Tax impact of adjustments(1)	(2)	63
Total adjustments, net of tax	87	(186)
Non-GAAP Net Income:	$697	$3,130

	Three Months Ended September 30,
	2022	2021
Diluted earnings per share, as reported	$0.05	$0.25
Total adjustments, net of tax	0.01	(0.01)
Non-GAAP adjusted diluted earnings per share(2)	$0.06	$0.23

(1) Tax impact is based on the estimated annual tax rate for the years ended June 30, 2023 and 2022, respectively
(2) May not add due to rounding.